EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   The Board of Directors
   National Bancorp of Arizona Inc.:


   We consent to the use of our report dated February 5, 1993, except for
   Note 16 which is as of May 25, 1993, with respect to the consolidated financial statements of National Bancorp of Arizona Inc. as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992 incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


                                                /s/ KPMG PEAT MARWICK

                                                KPMG PEAT MARWICK

   Tucson, Arizona
   January 24, 1994